                                                                   EXHIBIT 10.20


                             STOCK OPTION AGREEMENT

         THIS STOCK OPTION AGREEMENT (the "Agreement"), entered into as of this 15th day of September, 1999, by and between Hyland Software, Inc., an Ohio corporation (the "Company"), and [EMPLOYEE NAME HERE] (the "Optionee").

                                   WITNESSETH:

         WHEREAS, the Board of Directors of the Company and the Shareholders of the Company have adopted the Hyland Software, Inc. 1998 Share Incentive Compensation Plan (the "Plan"); and

         WHEREAS, in order to provide additional incentive to the Optionee to serve as an employee of the Company and to devote substantial time and effort to further the Company's business and operations, the Board has determined that the Optionee should be granted a stock option upon the terms and conditions set forth in this Agreement, and for the number of common shares, without par value, of the Company set forth in this Agreement (the "Shares");

         NOW, THEREFORE, the Company and the Optionee hereby agree as follows:

         1. Definitions. Capitalized terms shall have the meanings set forth below unless otherwise specifically set forth elsewhere herein:

         (a) The word "Agreement" shall mean this instrument, including the Schedules and Exhibits attached hereto in their latest form.

         (b) The word "Board" shall mean the Board of Directors of the Company or, in the event a Committee has been established to administer the Plan, such Committee.

         (c) The word "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

         (d) The word "Option" shall mean the right and option of the Optionee to purchase Shares pursuant to the terms of this Agreement.

         (e) The words "Option Price" shall mean the price at which Shares may be acquired upon the exercise of any Option.

         2. Grant of Options. Upon the terms and conditions set forth in this Agreement, the Company agrees that it shall grant to the Optionee Options to purchase Shares as set forth on Schedule A attached hereto and incorporated herein by reference. The Company reserves the right to revise and amend Schedule A at any time and from time to time during the term of this Agreement to reflect the granting of additional Options hereunder, and the terms thereof; provided, however, that, except as expressly permitted under the Plan, the Company will not make any amendment to Schedule A which adversely affects the rights and interests of the Optionee in any Options which have been granted and remain outstanding and effective as of the date of such proposed amendment, without the written consent of the Optionee to such amendment. The nature of such Options, the number of Shares for which such Options are exercisable, the Option Price per Share of such Options, the date of grant of such Options, the term of such Options, the vesting provisions related to such Options and certain other terms of such Options shall be as set forth on Schedule A attached hereto, as amended by the Company as described above.

         3. Exercise of Options. An Option may be exercised by delivering to the President of the Company at its principal office, The Bridge Building, A-10,18500 Lake Road, Rocky River, Ohio 44116, a completed Notice of Exercise of Option in the form of Exhibit A attached hereto setting forth the number of Shares with respect to which the Option is being exercised. Such Notice shall be accompanied by payment in full of the Option Price for such Shares. Such payment shall be made by the Optionee's good check payable to the Company in the amount of the aggregate Option Price for such Shares.

         4. Issuance of Share Certificates. Subject to the provisions of the last sentence of this Section 4, upon receipt by the Company prior to expiration of an Option of a duly completed Notice of Exercise of Option to exercise such Option, accompanied by full payment for the Shares being purchased pursuant to such Notice (and, with respect to any Option exercised pursuant to Section 8 by someone other than the Optionee, accompanied in addition by proof satisfactory to the Board of the right of such person to exercise such Option) and upon establishment to the Company's satisfaction that such payment has been irrevocably credited to the appropriate Company bank account, the Company shall promptly cause to be made or otherwise delivered to the Optionee (or such other person having the right to exercise such Option), a certificate for the number of Shares so purchased. The Optionee shall not have any of the rights of a shareholder with respect to the Shares which are subject to an Option unless and until a certificate representing such Shares is issued pursuant to the valid exercise of such Option. The Company shall not be required to issue any certificates for Shares upon the exercise of an Option prior to (a) obtaining any approval from any governmental agency which the Board of Directors of the Company shall, in its sole discretion, determine to be necessary or advisable,
(b) the admission of such Shares to listing on any national securities exchange on which the Shares may be listed, and (c) completion of any registration or other qualification of the Shares under any state or federal law or ruling or regulations of any governmental body which the Board of Directors of the Company shall, in its sole discretion, determine to be necessary or advisable, or the determination by the Board of Directors, in its sole discretion, that any registration or other qualification of the Shares is not necessary or advisable.

         5. Restrictions on Transfer in Code of Regulations. The Optionee hereby acknowledges the existence of restrictions on the transfer of Shares under the Code of Regulations of the Company, a copy of which restrictions are attached hereto as Exhibit B.

Upon the exercise of the Option, the Optionee agrees to be bound to the terms thereof (as the same may be amended from time to time in accordance with its terms). If at any time it becomes necessary or appropriate for the Optionee to execute an agreement containing comparable restrictions on transfer which the Company has determined to substitute for such restrictions on transfer in the Code of Regulations, the Optionee hereby agrees to promptly do so upon request by the Company.

         6. Call Option Agreement. As a condition precedent to the issuance by the Company of certificates evidencing the ownership of Shares after the exercise of an Option, the Optionee must have executed a Call Option Agreement substantially in the form of Exhibit C attached hereto and incorporated herein by reference prior to the date of issuance of such a certificate upon the first exercise of such Option. Notwithstanding anything to the contrary, if the Optionee has not executed such Call Option Agreement for any reason, any exercise of such Option will be null and void and of no force or effect, ab initio, and the Optionee shall not be entitled to the issuance of Shares pursuant thereto. In such event, the Company will promptly return to the Optionee the Option Price paid by the Optionee upon such exercise.

         7. Other Provisions Relating to Shares. All Shares issued pursuant to the exercise of Options shall bear such notation or other statement concerning the restrictions on such Shares imposed by the Code of Regulations of the Company as may be required by Ohio law in order to make such restrictions enforceable against the holder thereof, subsequent holders, and any potential or actual transferees of such Shares.

         8. Successors in Interest, Etc. This Agreement shall be binding upon and inure to the benefit of any successor of the Company. The Options shall not be transferable other than by will or the laws of descent and distribution as set forth on Schedule A attached hereto and may be exercised during the lifetime of the Optionee only by the Optionee; provided that a guardian or other legal representative who has been duly appointed for the Optionee may exercise an Option on behalf of the Optionee.

         9. No Liability Upon Distribution of Shares. The liability of the Company under this Agreement and any distribution of Shares made hereunder is limited to the obligations set forth herein with respect to such distribution and no term or provision of this Agreement shall be construed to impose any liability on the Company or the Board in favor of any person with respect to any loss, cost or expense which the person may incur in connection with or arising out of any transaction in connection with this Agreement.

         10. Provisions of Plan Control. This Agreement is subject to all of the terms, conditions and provisions of the Plan, as amended from time to time, and to such rules, regulations and interpretations of the Plan as may be adopted by the Board and in effect from time to time. A copy of the Plan is on file at the Company and is incorporated herein by reference. In the event and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control and this Agreement shall be deemed to be modified accordingly.

         11. Withholding. The Optionee agrees that the Company may make appropriate provision for tax withholding with respect to any exercise of an Option including, without limitation, withholding such amount that the Company deems appropriate from any compensation or other amounts due the Optionee from the Company and requiring the Optionee to provide the Company with funds in the amount the Company deems appropriate as a condition precedent to the Optionee's exercise of an Option and the issuance of Shares pursuant to any such exercise.

         12. Employment by Company. Nothing herein shall be construed as an offer or commitment by the Company to continue for any period of time the employment of, or as a limitation on the right of the Company at any time with or without cause to terminate the employment of, the Optionee.

         13. Captions. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of this Agreement.

         14. Investment Representation. The Optionee hereby represents and warrants that any Shares which may be acquired by virtue of the exercise of an Option shall be acquired for investment purposes only and not with a view to distribution or resale.

         15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to or for the conflicts of laws principles thereof.

         16. Exhibits and Schedules. The Exhibits and Schedules attached to this Agreement shall constitute an integral part of this Agreement as if fully rewritten herein.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer, and the Optionee has hereunto set his hand, all as of the date first above written.

HYLAND SOFTWARE, INC.                              OPTIONEE

By__________________________________                ____________________________
                                                    <OPTIONEE NAME HERE>

It's_______________________________

Date:______________________________

                                  SCHEDULE "A"

                       GRANTS AND CERTAIN TERMS OF OPTIONS

Option Grants

1.       DATE OF GRANT:

                  OCTOBER 15, 1999

         NAME OF OPTIONEE:

                  [OPTIONEE NAME HERE]

         NUMBER OF SHARES COVERED BY OPTION:

                  An aggregate of up to 100 Shares

         OPTION PRICE:

               $0.00 per Share

         DURATION OF EXERCISE PERIOD OF OPTION:

                  General. The period from the date, and to the extent, such Option becomes exercisable under "VESTING SCHEDULE" below until the tenth (10th) anniversary of the date of grant of such Option, subject to earlier expiration as provided for below. Such Option shall expire at the close of regular business hours at the Company's principal office in Cleveland, Ohio, on the last day of the term of such Option, or, if earlier, on the applicable expiration date provided for below.

                  Termination of Status as an Employee of the Company. On the date the Optionee ceases to be an employee of the Company for any reason other than death, the Option shall terminate. The Optionee's employment with the Company shall not be deemed to have terminated while he is on a military, sick or other bona fide approved leave of absence from the Company, as such leave of absence is described in Section 1.42-7(h) of the Federal Income Tax Regulations or any lawful successor regulations thereto.

                  Death of Optionee. If the Optionee dies while he is an employee of the Company and during a period in which the Optionee was entitled to exercise the Option as described under "VESTING SCHEDULE" below, such person or persons as shall have acquired, by will or by the laws of descent and distribution, the right to exercise such Option (the "Personal Representative") may exercise such Option to the extent of the purchase rights, if any, which existed as of the date of the Optionee's death and which have not theretofore been exercised. Notwithstanding anything to the contrary set forth herein, the

Schedule A, GRANT #1
right of the Optionee's Personal Representative to exercise such Option hereunder shall terminate upon the earlier of the date which is (a) the last day of the term of such Option, or (b) the first anniversary of the date of the Optionee's death.

                Dissolution, Liquidation and Certain Mergers. Upon the dissolution or liquidation of the Company the Option shall terminate. Unless the surviving corporation assumes the Option, upon the occurrence of a merger or consolidation in which the Company is not the surviving corporation the Option shall terminate.

 VESTING SCHEDULE:

               Vesting and Exercise Dates. The Optionee shall be entitled to exercise the Option with respect to the number of Shares specified below on or after the respective times specified below:

NUMBER OF SHARES                 CUMULATIVE NUMBER OF
WITH RESPECT TO WHICH            SHARES WITH RESPECT TO          DATE BEGINNING ON
THE OPTION MAY BE                WHICH THE OPTION MAY BE         WHICH THE OPTION MAY BE
EXERCISED                        EXERCISED                       EXERCISED
---------------------            -----------------------         ------------------------
20% of Shares subject            20% of Shares subject           First anniversary of date
to the Option                    to the Option                   of grant of the Option

20% of Shares subject            40% of Shares subject           Second anniversary of
to the Option                    to the Option                   date of grant of the Option

20% of Shares subject            60% of Shares subject           Third anniversary of date
to the Option                    to the Option                   of grant of the Option

20% of Shares subject            80% of Shares subject           Fourth anniversary of date
to the Option                    to the Option                   of grant of the Option

20% of Shares subject            100% of Shares subject          Fifth anniversary of date
to the Option                    to the Option                   of grant of the Option

To the extent that the Option becomes exercisable with respect to any Shares, as provided above, such Option may be exercised by the Optionee only as to all of the Shares for which such Option is then exercisable at any time or from time to time prior to the expiration of such Option.

NATURE OF OPTION:
                  The Option shall be an incentive stock option as defined in
Section 422 of the Code.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer, and the Optionee has hereunto set his hand, all as of the date first above written.

Schedule A, GRANT # 1                                               Page 2 of 3

HYLAND SOFTWARE, INC.                               OPTIONEE

By_______________________________                   ____________________________
                                                    <OPTIONEE NAME HERE>

IT'S____________________________

Schedule A, GRANT # 1                                               Page 3 of 3

                      EXHIBIT "A" TO STOCK OPTION AGREEMENT

                              HYLAND SOFTWARE, INC.

                          Notice of Exercise of Option

President
Hyland Software, Inc.
The Bridge Building, A-10
18500 Lake Road
Rocky River, Ohio 44116

         The undersigned hereby exercises an Incentive Stock Option to purchase___________________ common shares, without par value (the "Shares"), of Hyland Software, Inc. at a price of $________ per share. A check in the amount of $____________________ is attached hereto.

         The undersigned hereby represents and warrants that the Shares which are being acquired by virtue of this Exercise of Option shall be acquired for investment purposes only and not with a view to distribution or resale.

                                                    ____________________________
                                                    [OPTIONEE NAME HERE]

                                                     Date:______________________

                      EXHIBIT "B" TO STOCK OPTION AGREEMENT

           TRANSFER RESTRICTIONS IN CODE OF REGULATIONS

Paragraph 2.09 Restrictions on Transfer of Shares

In the event that any shareholder or his representative desires to sell all or any part of his shareholdings in the Corporation he shall first offer in writing such shares for sale to the Corporation at the same price and upon the same terms offered to him pursuant to a bona fide written offer that is acceptable to him. The Corporation shall have the option for 30 days after receipt of such written offer to accept such offer. If, within such 30-day period, the Corporation fails to accept such offer, that option to so purchase such shares shall terminate. Upon termination of the Corporation's option, any shareholder or his representative may sell the offered shares during the following fifteen
(15) days at the same price and terms as when offered to Corporation, and, if not so sold, the transfer restriction shall again apply. Any purchaser of said shares shall take such shares subject to this Paragraph 2.09 transfer restriction. Notwithstanding the foregoing, this Paragraph 2.09 shall not apply to the transfer by sale, gift (inter vivos or by Will) of shares to a present shareholder or to the spouse or children of a shareholder.

In the event of the death of any shareholder, the Executor or Administrator of the estate of the shareholder or the beneficiary of the shareholder who has been distributed the shares, shall be deemed to be the representative of the shareholder hereunder, and shall be subject to the restrictions on transferability in accordance with this Section. An appropriate provision shall appear on all certificates for shares of the Corporation sufficient to give due notice of the aforesaid restrictions on transferability.

                      EXHIBIT "C" TO STOCK OPTION AGREEMENT

                              CALL OPTION AGREEMENT

         THIS CALL OPTION AGREEMENT (the "Agreement"), entered into as of this 15th. day of September, 1999, by and between Hyland Software, Inc., an Ohio corporation (the "Company"), and [OPTIONEE NAME HERE] (the "Shareholder").

                                   WITNESSETH:

         WHEREAS, the Shareholder has been granted a stock option to acquire common shares, without par value, of the Company (the "Shares"); and

         WHEREAS, as a condition precedent to the exercise of such stock option and the issuance of certificates evidencing such Shares, the Shareholder has agreed to execute and deliver this Agreement to the Company for the purpose of granting to the Company a call option on the Shares which will be exercisable under certain circumstances as provided in this Agreement;

         NOW, THEREFORE, in consideration of the mutual premises of this Agreement and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Shareholder hereby agree as follows:

         1. Company's Option to Purchase Upon Death or Termination of Employment of the Shareholder For Cause. In the event of (a) the Shareholder's death, or (b) the termination of the Shareholder's employment with the Company by the Company for cause (as hereinafter defined) (regardless of any continuing obligation of the Company to pay compensation to the Shareholder), the Company shall have the option, but not the obligation, to purchase from the Shareholder or, in the case of the Shareholder's death, his estate, legal representatives or heirs (the "Shareholder's Successor(s)") all, but not less than all, of the Shares owned by the Shareholder or Shareholder's Successor(s). To exercise this option, the Company must give written notice to the Shareholder or Shareholder's Successor(s) within thirty (30) days after (1) the date of the appointment of the legal representative of the Shareholder's estate, in the case of the Shareholder's death, or (2) the effective date of termination of employment, in the case of termination of the Shareholder's employment by the Company for cause.

         For purposes of this Agreement, "cause" for the termination by the Company of the Shareholder's employment means the Shareholder's (a) commission of any misdemeanor or felony against the Company, (b) breach of any confidentiality obligation or noncompetition covenant for the benefit of the Company, or (c) repeated failure to satisfactorily perform his or her duties and responsibilities as an employee of the Company, as determined by a majority of the Board of Directors.

         2. Purchase Price. The price per share at which the Company shall purchase Shares pursuant to this Section 1 shall be the Per Share Appraisal Price. The "Per Share Appraisal Price" means the fair market value of a Share, based upon a determination of the value of the Company as a going concern. Such determination shall not take into consideration, in valuing the Company as a going concern, the proceeds of any key-man life insurance policies maintained by the Company with respect to any of its officers, directors or shareholders. The Per Share Appraisal Price shall be determined as of the end of the last fiscal month preceding the month in which the event giving rise to the need to determine such price occurs, as follows. Within ten (10) days after written notice of the event giving rise to the need to determine such price, the Company (acting by a majority of its Board of Directors) and the Shareholder or Shareholder's Successor(s) shall use their best efforts to agree on a Per Share Appraisal Price. If they fail to agree, then, not later than the twentieth
(20th) day following the date of the notice in the preceding sentence, the Company and the Shareholder or Shareholder's Successor(s) shall jointly select a mutually acceptable independent appraiser who shall determine the Per Share Appraisal Price. If they fail to agree on an appraiser, then, on the final day of said twenty (20) day period, the Shareholder or Shareholder's Successor(s) and the Company shall each notify the other of the identity of an independent appraiser satisfactory to them. They each shall instruct the appraisers selected by them to agree upon a third appraiser within five (5) business days after the end of said twenty (20) day period, which third appraiser shall be selected from lists of appraisers provided by the Company and the Shareholder or Shareholder's Successor(s). The third appraiser shall thereupon be retained to determine the Per Share Appraisal Price. The decision of the appraiser determining the Per Share Appraisal Price shall be final and binding upon the Company and the Shareholder or Shareholder's Successor(s), and the expenses of such appraiser shall be borne by the Company. The Shareholder or Shareholder's Successor(s) and the Company shall cooperate fully with the appraiser appointed hereunder and shall fully disclose any and all information (including, without limitation, any business plans or forecasts of the Company) which is or may be material to the valuation of the Company as a going concern.

         3. Payment of Purchase Price; Closing. The aggregate purchase price for the Shares shall be paid by the Company to the Shareholder or Shareholder's Successor(s) as follows:

         (a) if the Company is purchasing the Shares by reason of the death of the Shareholder, the Company shall collect the proceeds of any life insurance policies on the life of the Shareholder maintained by and payable to the Company and shall, at the consummation of such purchase and sale, pay to the Shareholder's Successor(s) so much of such proceeds as does not exceed the aggregate purchase price for the Shares owned thereby;

         (b) if the Company is purchasing the Shares by reason of the termination of the Shareholder's employment by the Company for cause, the Company shall, at the consummation of such purchase and sale, pay to the

                  Shareholder an amount in cash equal to twenty percent (20%) of the aggregate purchase price for the Shares owned thereby; and

         (c) if the amount paid under paragraph (a) above should be less than the aggregate purchase price for the Shares being purchased and sold as described therein, and in the case of any purchase and sale described in paragraph (b), the Company shall execute and deliver to the Shareholder or Shareholder's Successor(s) promissory note(s) in principal amount equal to the balance of the aggregate purchase price for the Shares being purchased and sold, which shall provide for the payment of five (5) successive equal annual installments of principal, together with interest on the unpaid principal balance at the rate of eight percent (8%) per annum, and otherwise in the form of the promissory note attached hereto as Exhibit A.

         The consummation of a purchase and sale pursuant to this Agreement shall occur not later than sixty (60) days following the Shareholder's or Shareholder's Successor(s)' receipt of the written notice from the Company provided for above. On or prior to the date so specified, and concurrently with the delivery by the Company of the cash and the promissory note as provided above, the Shareholder or Shareholder's Successor(s) shall deliver to the Company (1) the certificates evidencing the Shares, which certificates shall be duly endorsed in blank or with blank stock powers attached, with signatures guaranteed and otherwise in proper form for transfer to the Company, and (2) written representations and warranties to the effect that: (A) the Shareholder or Shareholder's Successor(s) is the record and beneficial owner of the Shares being purchased and sold, has good and marketable title thereto and the absolute right to transfer the same to the Company, and the same, upon transfer to the Company, will be free and clear of all adverse claims (other than restrictions imposed by the Company's Code of Regulations and restrictions relative to transfer under federal and state securities laws); (B) the Shareholder or Shareholder's Successor(s) has full power and capacity to perform the terms of this Agreement relating to such purchase and sale; and (C) the transfer of the Shares by the Shareholder or Shareholder's Successor(s) as contemplated by this Agreement is not subject to the consent or approval of any governmental authority, court or third person other than those which have already been obtained.

         4. Amounts Owed by Shareholder. Notwithstanding anything to the contrary contained in this Agreement, any amounts otherwise owed by the Shareholder to the Company at the time of any purchase hereunder by the Company from the Shareholder or Shareholder's Successor(s) shall be set off, first, against any cash payments by the Company to the Shareholder or Shareholder's Successor(s) and, next, against the principal amount of any promissory note issued by the Company to the Shareholder or Shareholder's Successor(s).

         5. Compliance with Laws of Ohio. Any purchase of Shares under this Agreement shall be subject to the laws of the State of Ohio. Except for acts which would violate this Agreement or the Company's Articles of Incorporation, the Shareholder agrees to do any and all things that he or she may legally do as a shareholder that may be necessary or advisable to enable this Agreement to be carried out by the Company, including a change in the Company's capital.

         6.       Restrictive Endorsements.

         (a) Placing Restrictive Endorsements on Certificates. The certificates representing any Shares held by the Shareholder now or in the future during the term of this Agreement shall bear the following legend, in addition to any other legends required by law:

         The securities represented by this certificate are subject to a Call Option Agreement (the "Agreement") dated______________,______among the Company and the Shareholder, a copy of which has been entered in the record of minutes of the proceedings of the Board of Directors of the Company. These securities are subject to certain options of the Company upon the occurrence of certain events affecting the Shareholder, which options are binding upon any successor holder or assignee of all or any of these securities. A copy of the Call Option Agreement will be forwarded to the registered holder of this certificate not later than five (5) days following the receipt by the Secretary of the Company of a written request therefor.

         (b) Removal of Restrictive Endorsements. If for any reason any of the Shares are no longer subject to the restrictions and provisions hereof, the Company shall promptly issue, execute and deliver a new certificate or certificates for such Shares without such legend upon the request of the holder thereof and the surrender to the Company of the certificate or certificates containing such legend.

         7. Transfer of Shares by Company. The Shareholder hereby authorizes and directs the Company not to make any transfer of record of any of the Shares subject to this Agreement unless the transferor and transferee have complied with the requirements of Section 11-c below.

         8. Insurance. The Company may, in the discretion of the Board of Directors, insure the life of the Shareholder for such amounts as it may deem necessary or advisable to enable it to implement the foregoing provisions. The Company may name itself as the beneficiary of such policies of insurance and shall pay all premiums thereon. The Shareholder agrees to submit to any examination which may be requested for the purpose of obtaining such policies of insurance. The Company shall be the sole owner of such policies of insurance.

         9. Termination of this Agreement. This Agreement shall remain in effect until terminated by the mutual written consent of the Shareholder and the Company or by cessation of the Company's business and winding up of its affairs. Upon termination of this Agreement, the Shareholder shall surrender the certificate or certificates representing the Shares owned of record by him or her to the Company, and the Company shall issue a new certificate or certificates in lieu thereof for an equal number of Shares without the restrictive endorsement referred to herein.

         10. Notices. All notices, requests, consents, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be sufficient in all respects if personally delivered, sent by facsimile or sent by certified mail, with postage fully prepaid, addressed to the party to whom such notice or other communication is directed at the last known address for such party as set forth on the records of the Company.

         11.      Miscellaneous.

         (a) Agreement Applicable to All Shares Owned by Shareholder. In addition to the application of this Agreement to all Shares owned of record or beneficially by the Shareholder, all of the terms and provisions of this Agreement shall apply to all shares of the Company of any class now or hereafter owned by the Shareholder, and such Shareholder shall hold all such shares subject to the terms of this Agreement.

         (b) Amendment. This Agreement may be amended only by the mutual written consent of the Company and the Shareholder.

         (c) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Shareholder and his estate, heirs at law, legatees, distributees, executors, administrators, other personal representatives, successors and permitted assigns, and shall be binding upon and inure to the benefit of the Company and its successors and assigns. The Shareholder acknowledges and agrees that it is the intent and purpose of this Agreement that the provisions of this Agreement will be binding upon any transferees of any of the Shares. Accordingly, the Shareholder agrees that he or she will not sell or otherwise transfer any of the Shares unless and until the transferee(s) shall have agreed to acquire and hold such Shares subject to the provisions of this Agreement by executing a written instrument in form and content acceptable to the Company in which such transferee(s) acknowledges and agrees to be bound by this Agreement.

         (d) Governing Law; Severability. This Agreement is intended to be governed by and performed in accordance with, and only to the extent permitted by, the laws of the State of Ohio applicable to contracts made and to be performed entirely within such State. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

         (e) Entire Agreement. This Agreement sets forth the entire understanding and agreement of the parties hereto concerning the subject matter hereof. No

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representation, promise, inducement or statement of intention has been made by or on behalf of any party hereto concerning the subject matter hereof which is not set forth in this Agreement.

         (f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement personally or by their duly authorized officers as of the date first above written.

HYLAND SOFTWARE, INC.                           OPTIONEE

By____________________________                  _____________________________
                                                <OPTIONEE NAME HERE>
It's__________________________

Date:________________________